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                                                           EXHIBIT 4.42
                                                           [Executive Version]

                             THIRTEENTH AMENDMENT
                             TO CREDIT AGREEMENT


        THIS THIRTEENTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 31, 1996 (the "Thirteenth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation), Furniture Comfort Corporation (formerly known as Mohasco Upholstered Furniture Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                  BACKGROUND


        A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Thirteenth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

        B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Thirteenth Amendment, to such amendment.

                                    TERMS


        In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:

Section 1 - Overadvance Amount.

        The definition of "Overadvance Amount" in Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                "Overadvance Amount" means $200,000,000 during the first fiscal quarter of 1996 and thereafter.

Section 2 - Conditions to Effectiveness.

        This Thirteenth Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Thirteenth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.


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Section 3 - Representations and Warranties.

        The Borrowers hereby jointly and severally represent and warrant to the Lender that the execution, delivery and performance by each of the Borrowers of this Thirteenth Amendment:

           (a) are within each of the Borrower's respective corporate powers;

           (b) have been duly authorized by all necessary corporate actions of each of the Borrowers;

           (c)  do not and will not:

                (i)   violate any requirement of law;

                (ii) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or

                (iii) require the consent or approval of, authorization by or notice to or filing or registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect.

Section 4 - Miscellaneous.

           (a) The Credit Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

           (b) This Thirteenth Amendment may be executed in any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

           (c) This Thirteenth Amendment shall be construed in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.



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           (d)  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Thirteenth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Thirteenth Amendment, but nevertheless all such references shall be deemed to include this Thirteenth Amendment unless the context shall otherwise require.

                           [SIGNATURE PAGES FOLLOW]








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           IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.

                                COURT SQUARE CAPITAL LIMITED

                                By:
                                   -----------------------------------------
                                        M. Saleem Magaddam
                                        Vice President

                                CONSOLIDATED FURNITURE CORPORATION

                                By:    /s/  JOHN B. SGANGA
                                   -----------------------------------------
                                        John B. Sganga
                                        Executive Vice President,
                                          Chief Financial Officer,
                                          Treasurer and Controller

                                FURNITURE COMFORT CORPORATION

                                By:    /s/  JOHN B. SGANGA
                                   -----------------------------------------
                                        John B. Sganga
                                        Executive Vice President,
                                          Treasurer and Secretary

                                SSC CORPORATION

                                By:    /s/  JOHN B. SGANGA
                                   ----------------------------------------
                                        John B. Sganga
                                        Executive Vice President,
                                          Treasurer and Secretary

                                CHOICE SEATS CORPORATION

                                By:    /s/  JOHN B. SGANGA
                                   ----------------------------------------
                                        John B. Sganga
                                        Executive Vice President,
                                          Treasurer and Secretary






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